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                                     February 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.12
                                                    TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 53,257,774   7.181%    $  315,743    $  315,743   $ 8,343,187       44,914,587
  R                100             0   7.181%             0             0             0                0
  B-1        5,257,000     3,445,502   7.181%        20,427        20,427       243,874        3,201,627
  B-2       13,142,815     8,613,960   7.181%        51,068        51,068       609,699        8,004,261

          $350,471,515    65,317,236             $  387,238    $  387,238   $ 9,196,761     $ 56,120,475




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